UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2009

Hill-Rom Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1069 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7777

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 26, 2009, Kenneth M. Hoyt, United States District Judge in the Southern District of Texas (Houston), ruled in support of the memoranda and recommendations of U.S. Magistrate Judge Calvin Botley, and denied class certification in two previously disclosed antitrust lawsuits against Batesville Casket Company, Inc, a wholly owned subsidiary of Hillenbrand, Inc., and Hill-Rom Holdings, Inc. Hill-Rom is a party to these actions as the former parent of Batesville Casket Company.

As previously reported, a self-styled consumer advocacy group, the Funeral Consumers Alliance, and several consumers who had purchased Batesville caskets had filed a purported class-action lawsuit against Batesville Casket Company, Hill-Rom Holdings, and three of Batesville’s funeral home customers, alleging that the defendants violated antitrust laws. A related lawsuit was filed by four current and former independent casket retailers, alleging similar violations.

The plaintiffs in both cases now have the option to petition the United States Court of Appeals for the Fifth Circuit for leave to immediately appeal Judge Hoyt’s decision. Any petition must be filed within ten business days of the rulings (April 9, 2009). Whether or not to accept the appeal is discretionary with the Court of Appeals.

For further information and background on these cases, please refer to Hill-Rom’s most recent SEC Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hill-Rom Holdings, Inc.

March 30, 2009	By:	/S/ Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hill-Rom Holdings, Inc.

March 30, 2009	By:	/S/ Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer